UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2010

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2010, AVEO Pharmaceuticals, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”) with Hercules Technology II, L.P. and Hercules Technology III, L.P., affiliates of Hercules Technology Growth Capital, Inc., an existing lender of the Company (each a “Lender” and collectively, the “Lenders”), pursuant to which the Company received a loan in the aggregate principal amount of $25.0 million.

In connection with the execution of the Loan and Security Agreement, the Company paid off all outstanding principal and interest, equal to $17,380,840.16, under that certain Loan and Security Agreement by and among the Company, Hercules Technology Growth Capital, Inc. and Comerica Bank dated May 15, 2008 (the “Prior Loan Agreement”).

The loan bears per annum interest at the greater of 11.9% and an amount equal to 11.9% plus the prime rate of interest minus 4.75%; provided that, the per annum interest rate shall not exceed 15.0%. The amount based on the prime rate of interest will float and change on the day the prime rate of interest changes from time to time. The Company must make interest payments on the loan each month following the date of borrowing under the Loan and Security Agreement.

The Company is required to repay the aggregate principal balance of the loan that is outstanding in 30 equal monthly installments of principal starting on April 1, 2011, provided, however, that such date will be extended:

•

until October 1, 2011, if, the Company has unrestricted cash and/or cash equivalents equal to or greater than $50.0 million as of April 1, 2011, the Company has entered into at least one new strategic collaboration agreement with respect to which the Company receives aggregate net cash proceeds of at least $15.0 million on or prior to April 1, 2011 (the “Initial Collaboration Agreement”) and, on or prior to April 1, 2011, the Company has enrolled at least 500 patients in its ongoing phase 3 clinical trial of tivozanib (“Credit Enhancement Event I”); and

•

until January 1, 2012, if, the Company achieves Credit Enhancement Event I, and if the Company has unrestricted cash and/or cash equivalents equal to or greater than $50.0 million as of October 1, 2011, and if (x) the Company has entered into at least one new strategic collaboration agreement with respect to which Company receives aggregate net cash proceeds of at least $25.0 million on or prior to April 1, 2011 or (y) in addition to the Initial Collaboration Agreement, the Company enters into at least one new strategic collaboration agreement with respect to which Company receives aggregate net cash proceeds of at least $10.0 million on or prior to October 1, 2011 (“Credit Enhancement Event II”).

The entire principal balance and all accrued but unpaid interest, plus an end of term payment in the amount of approximately $1.24 million, will be due and payable on September 1, 2013, provided, however, if Credit Enhancement Event I is achieved, such amounts will be due and payable on March 1, 2014, further, provided, however, that if Credit Enhancement Event I and Credit Enhancement Event II are achieved, such amounts will be due and payable on June 1, 2014. At its option, upon at least seven days’ prior notice to the Lenders, the Company may prepay all of the outstanding loan subject to a prepayment charge determined in accordance with the Loan and Security Agreement. The Company must also pay a deferred charge of approximately $1.25 million on May 1, 2012 related to the termination of the Prior Loan Agreement.

Pursuant to the Loan and Security Agreement, the Company granted the Lenders a security interest in all of Company’s personal property owned as of, or acquired after, the date of the Loan and Security Agreement except for the Company’s intellectual property. The Loan and Security Agreement also contains provisions related to the indemnification of the Lenders by the Company and representations, warranties and covenants of the Company. The Loan and Security Agreement provides that certain events shall constitute a default by the Company, including failure by the Company to pay amounts under the Loan and Security Agreement when due, breach or default in the performance of any covenant under the Loan and Security Agreement by the Company, insolvency of the Company and certain other bankruptcy proceedings involving the Company, default by the Company of obligations involving indebtedness in excess of $500,000 and a circumstance that has occurred that would have a material adverse effect upon the business of the Company, as defined in the Loan and Security Agreement. Upon the occurrence of any such event of default by the Company, Lenders may, at their option, accelerate payment by the Company of its obligations under the Loan and Security Agreement, together with a prepayment charge, determined in accordance with the Loan and Security Agreement. In addition, the outstanding amount of all principal and accrued and unpaid interest under the loan will become immediately due and payable without premium or penalty at Lenders’ option upon a change in control of the Company, as described in the Loan and Security Agreement.

Pursuant to the Loan and Security Agreement, the Company agreed to issue to the Lenders warrants (the “Warrants”) to purchase up to an aggregate of 156,641 shares of the Company’s common stock at an exercise price equal to $7.98 per share. The warrants were issued on June 2, 2010 and will expire seven years from such date.

Pursuant to the Loan and Security Agreement, the Lenders also received an option, subject to Company’s written consent, not to be unreasonably withheld, to purchase, either with cash or through conversion of outstanding principal under the loan, up to $2,000,000 of the same equity securities of the Company sold in any sale of equity securities by the Company resulting in at least $10 million in net cash proceeds to the Company (other than the issuance or sale of equity securities in connection with a strategic collaboration agreement or the acquisition by the Company of all or substantially all of the stock or assets of any other entity, and other than the issuance or sale of equity securities to employees, directors or officers of, or consultants to, the Company in connection with the provision of services by any such individual) (a “Subsequent Financing”), on the same terms, conditions and pricing afforded by the Company to other investors participating in the applicable Subsequent Financing (the “Option”).

The Company also agreed to use commercially reasonable efforts to obtain the requisite consent of certain of its stockholders who have registration rights under that certain Fourth Amended and Restated Investor Rights Agreement dated as of March 18, 2009 by and among the Company and the other parties named therein (the “Investor Rights Agreement”) to enable the Company to enter into a Registration Rights Agreement with the Lenders, which Registration Rights Agreement would provide as follows:

•

the Company will file a registration statement on Form S-3 (or successor form) covering resale of shares acquired by the Lenders pursuant to the Option in a private placement consummated concurrently with a Subsequent Financing that is a public offering within 10 business days of the date of the related acquisition of such shares; and

•

if the Company files a registration statement with the Securities and Exchange Commission for the public offering and sale of common stock prior to the date on which the shares underlying the Warrants are eligible for sale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, the Company will use its best efforts to register for sale, on such registration statement, shares of common stock issuable upon exercise of the Warrants which the Lenders have requested be so registered.

Promptly following receipt of such requisite consent of certain of the Company’s stockholders pursuant to the Investor Rights Agreement, the Company and Lenders will enter into such Registration Rights Agreement and the Company will file such Registration Rights Agreement with the Securities and Exchange Commission.

The foregoing descriptions of the Loan and Security Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the Loan and Security Agreement and the Warrants filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the execution of the Loan and Security Agreement, on May 28, 2010, the Company paid off all outstanding principal and interest, equal to $17,380,840.16, under the Prior Loan Agreement and all obligations of the Company and rights of Hercules Technology Growth Capital, Inc. and Comerica Bank under the Prior Loan Agreement terminated. The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan and Security Agreement is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Loan and Security Agreement is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated by reference into this Item 3.02.

The Warrants were issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Each Lender represented to the Company that each Lender is an accredited investor, as such term is defined in Rule 501 of the Securities Act, that each Lender is acquiring the Warrants for investment and not distribution, that it can bear the risks of investment, and that each has made detailed inquiry concerning the Company, its business and its personnel in connection with their acquisition of the Warrants.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are included in this report:

Exhibit No.	Description

10.1	Loan and Security Agreement dated May 28, 2010 by and among the Company, Hercules Technology II, L.P. and Hercules Technology III, L.P.

10.2	Warrant dated as of June 2, 2010 issued by the Company to Hercules Technology II, L.P.

10.3	Warrant dated as of June 2, 2010 issued by the Company to Hercules Technology III, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: June 4, 2010	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc President and Chief Executive Officer